ARTICLES OF AMENDMENT
                             TO THE
                   ARTICLES OF INCORPORATION
                               OF
                            GALTECH, INC.

     WE, THE UNDERSIGNED, pursuant to the Utah Business Corporation Act, hereby adopt the following Articles of Amendment as a revision of the Articles of Incorporation of GALTECH, INC.

          FIRST:  The name of the corporation is GALTECH, INC.

          SECOND: The duration of the corporation is perpetual.

          THIRD: The following amendments to the Articles of Incorporation were approved by the shareholders:

     Article I of the Articles of Incorporation is hereby amended in its entirety to read as follows:

                               ARTICLE I

                            Corporate Name

                   The name of this corporation is:

             GALTECH SEMICONDUCTOR MATERIALS CORPORATION

          FOURTH: The amendments set forth in Article Third above were adopted the 18th day of June, 1986.

          FIFTH: The number of shares outstanding and entitled to vote on such amendments as of the 18th day of June, 1986, was 19,580,460.

          SIXTH: 13,335,254 shares voted for such amendments, and 232,000 shares voted against such amendments.

     DATED this 3rd day of July, 1986.

                                          /s/Rulon W. Cluff, President

                                          /s/Wayne Beach, Secretary

STATE OF UTAH        )
                     )ss.
COUNTY OF Salt Lake  )

     I, THE UNDERSIGNED, a Notary Public, hereby certify that on the 3rd day of July, 1986, personally appeared before me Rulon W. Cluff and Wayne Beach, who being by me first duly sworn severally declared that they are the persons who signed the foregoing Articles of Amendment as corporate officers of Galtech, Inc., and that the statements contained therein are true.

    DATED this 3rd day of July, 1986.

                                          /s/
                                          NOTARY PUBLIC

My commission Expires:
12/29/88

Residing at Mt. Pleasant, Utah